EXHIBIT 10.21

The Norwich Savings Society Non-Qualified Deferred Compensation Plan

THE NORWICH SAVINGS SOCIETY

NON-QUALIFIED

DEFERRED COMPENSATION PLAN

Benefit Concepts, Inc.

THE NORWICH SAVINGS SOCIETY

NON-QUALIFIED

DEFERRED COMPENSATION PLAN

THE NORWICH SAVINGS SOCIETY

NON-QUALIFIED

DEFERRED COMPENSATION PLAN

WHEREAS, The Norwich Savings Society (herein referred to as “Employer”) heretofore established the The Norwich Savings Society Thrift Plan for the benefit of employees of Employer; and

WHEREAS, the Employee Retirement Income Security Act of 1974 (herein referred to as “ERISA”) and the Internal Revenue Code of 1986 (herein referred to as the “Code”) require that certain limits be set on the benefits which may be accrued under the terms of a tax-qualified defined contribution retirement plan; and

WHEREAS, Norwich Financial Corp. (herein referred to as “Parent”) is the parent holding company of Employer; and

WHEREAS, Parent and Employer wish to establish the Norwich Savings Society Non-qualified Deferred Compensation Plan (herein referred to the “Plan”), the purpose of which is to provide members of Parent and Employers Boards of Directors, as well as a select group of officers and highly compensated employees of Employer, with the opportunity to elect to defer a portion of their current Compensation pursuant to an agreement executed pursuant to the terms of the Plan;

NOW, THEREFORE, effective as of July 1, 1995, Employer hereby adopts the Plan as follows:

Section 1: Purpose of the Plan

The Plan is established and maintained for purposes of providing unfunded non-qualified deferred Compensation for members of Parent’s and Employer’s Boards of Directors, as well as a select group of officers and highly compensated employees of Employer.

Section 2: Definitions

As used herein, terms which are defined in the Retirement Programs shall have the meanings therein defined. In addition, the following terms shall have the following meanings unless a different meaning is plainly required by the context:

(a) “Board of Directors” shall mean the Board of Directors of either Parent or Employer or both, as the context requires.

(b) “Compensation” shall, in the case of employees of Employer, mean total Compensation, including bonuses, reportable in a Participant’s Internal Revenue Service Form W-2, plus amounts not includible in taxable income by virtue of a salary reduction agreement entered into by the Participant pursuant to Sections 125 and/or 402 of the Code. In the case of a member of the Board of Directors of Parent or Employer, such term shall mean total Compensation, including all Directors fees, payable to such member during a calendar year.

(c) “Contribution” shall mean the amounts, if any, determined and credited to a Participant pursuant to Section 4 hereof.

(d) “Participant” shall mean participant as defined Section 3 hereof.

(e) “Plan Administrator” shall mean the person or persons appointed by the Board of Directors of Employer to administer the Plan in accordance with Section 9 hereof.

Section 3: Eligibility

Each member of the Board of Directors, and each employee of Employer designated in Appendix A attached hereto, shall be eligible to participate in the Plan.

Section 4: Election of Contribution Credit

(a) Within the thirty (30) day period prior to the beginning of each calendar year, each eligible Participant shall elect what percentage, if any, of his or her total Compensation such Participant desires to have credited to his or her Plan accounts for such calendar year. Such amounts shall be credited as soon as administratively feasible following the date such Participant would have otherwise received such Compensation but for such election.

(b) Notwithstanding subsection (a) hereof, in the calendar year during which a member of the Board of Directors or an executive of Employer is first eligible to participate hereunder, the Participant may make such election within the first two weeks next following the date such Participant first became eligible to participate hereunder, provided such election shall apply only to Compensation earned subsequent to the date such election is made. Such election shall apply with respect to Compensation earned during the remainder of the calendar year in which such election is made.

(c) Once an election is made pursuant to the provisions of subsections (a) or (b) hereof, the Participant shall not increase of decrease such election for the remainder of the calendar year to which such election relates, provided that a Participant may revoke such election with respect to amounts which he or she has not yet earned as of the date of revocation in connection with the occurrence of an approved financial hardship with respect to which a Participant has requested accelerated distribution of his Plan interests pursuant to Section 12 hereof. If a Participant revokes an election pursuant to this subsection (c), such Participant may not again elect to participate in the Plan as of a date prior to the first day of the calendar year next following the date he or she ceased to participate in the Plan as a result of such revocation.

Section 5: Investment of Contribution Credit

(a) Employer shall credit to each Participant’s Contribution Credit account investment income equal to the earnings or losses attributable to funds held under the terms of any trust, custodial account or escrow, the purpose of which is to provide Employer with a source of funds to satisfy its obligation respect to the benefits promised under the terms of the Plan.

(b) Subject in all respects to rules and procedures established by the Plan Administrator, a Participant may elect to direct the investment of his or her Contribution Credits among any investment funds held under the terms of any trust, custodial account or escrow arrangement Employer may establish for purposes of creating a source of funds to satisfy its obligation with respect to benefits promised under the terms of the Plan. In such event, the Participant’s Plan interests shall be separately accounted for by investment fund and shall, at any time, equal his or her Contribution Credits, plus earnings and losses thereon calculated based on the performance of such investment funds.

Section 6: Form and Timing of Benefit Payments

(a) Payment of Plan benefits shall be made in ten (10) annual installments commencing upon Participant’s attainment of age sixty-five, or in the case of a Participant who is an employee of Employer, such earlier date as the Participant terminates employment with Employer, and each anniversary of such date thereafter, based on a pro-rated portion of the Participant’s account determined as of the last day of the month immediately preceding such anniversary date, and provided that the tenth payment shall equal the entire amount remaining to the credit of the Participant. Notwithstanding the foregoing, a Participant may petition the Plan Administrator to receive his entire Plan interest in the form of a single lump sum payment. Any decision to honor such petition shall be made by the Board of Directors or its delegate, in its sole and absolute discretion.

(b) Notwithstanding the provisions of subsection (a) hereof, a Participant shall be afforded the opportunity, at the time of his or her first election to defer Compensation under the terms of the Plan, to designate a payment commencement date other than the date specified in subsection (a) hereof. Such designation shall be irrevocable, and shall apply to such Participant’s first election, and all subsequent elections to defer Compensation under the terms of the Plan.

(c) A death benefit shall be payable on behalf of a Participant who dies prior to receiving his entire Plan interests, and shall be paid to the beneficiary or beneficiaries designated by such Participant on a form provided by the Plan Administrator. In the event that such Participant has not furnished the Plan Administrator with such form, the death benefit, if any, shall be payable to such Participant’s estate. Such death benefit shall be paid on an installment basis in the manner descried in subsection (a) hereof, and shall commence as soon as administratively feasible following the date of Participant’s death. Notwithstanding the foregoing, a Participant’s beneficiary may petition the Plan Administrator to receive his or her entire Plan interest in the form of a single lump sum payment. Any decision to honor such petition shall be made by the Board of Directors or its delegate, in it’s sole and absolute discretion.

Section 7: Vesting

A Participant shall have a non-forfeitable right to his or her Contribution Credit account, as adjusted for earnings and losses.

Section 8: Funding

All benefits provided under the terms of the Plan shall be paid from the general assets of Parent or Employer, as the case may be, provided that such payments shall be reduced by payments made to a Participant or his or her beneficiary from any trust or special or separate fund established by Employer for such purpose. It is the Employer’s intent to establish, and deposit quarterly funds attributable to Participant elections into, an irrevocable “rabbi” trust, the corpus of which shall continue to be subject to the rights of the general creditors of Parent and Employer. In no event, however, shall Parent or Employer be required to establish such trust or special or separate fund, and nothing herein contained shall be construed to result in such requirement. To the extent that any Participant or his or her Beneficiary shall acquire a right to payment hereunder, such right shall be no greater than that of an unsecured general creditors of Parent or Employer, as the case may be.

Section 9: Plan Administration

(a) The Plan Administrator shall have complete discretionary authority to determine eligibility, to construe the Plan, and to review claims for benefit payment under the terms of the Plan and such determinations, constructions and reviews shall be binding and conclusive with respect to all parties hereto.

(b) The Plan Administrator shall be entitled to delegate to any agent or to any subcommittee his or her authority to perform any act hereunder, including without limitation those matters involving the exercise of discretionary authority provided that such delegation shall at all times be subject to revocation by the Plan Administrator.

(c) The Plan Administrator (or any member of a committee or subcommittee appointed by the Plan Administrator) shall in no event be personally liable by reason of any contract or other instrument executed by him or her or on his or her behalf in his or her capacity as the Plan Administrator and Employer shall indemnify and hold harmless against all costs and expense, such Plan Administrator (or any such member of a committee or subcommittee appointed by the Plan Administrator).

(d) The Plan Administrator (or any member of a committee or subcommittee appointed by the Plan Administrator) shall in no event be personally liable by reason of a mistake of judgement made in good faith, and Employer shall indemnify and hold harmless against all costs and expense, such Plan Administrator (or any member of a committee or subcommittee appointed by the Plan Administrator), and each officer, employee, or director of Employer to whom any duty or power has been delegated relating to Plan administration, or of management or control of assets related to the administration of the Plan unless arising out of such individual’s own fraud or bad faith.

(e) Plan expenses shall be borne by Employer, with no part charged against any Participant’s Contribution Credit or earnings thereon.

Section 10: Plan Amendment or Termination

Parent and Employer expect to continue the Plan indefinitely but reserve the right to amend or terminate the Plan with respect to either organizations sponsorship, each in its sole and exclusive discretion, at any time provided that such amendment or termination shall not affect the rights or interests of any Participant or his or her beneficiary which are accrued prior to the date of such amendment or termination without the express written consent of such Participant or Beneficiary. In the event of Plan termination, all rights of all Participants and their beneficiaries to amounts attributable to the Plan shall be fully vested.

Section 11: Assignment

No interest of any person or entity in, or right to receive a benefit under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a benefit be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

Section 12: Hardship Distributions

(a) A Participant may request an in-service withdrawal of all or a portion of his or her Contribution Credit attributable to Compensation deferral elections, plus earnings thereon, in the event of an unforeseeable emergency which results in a financial hardship to such Participant or his or her dependent (as defined in Section 152(a) of the Code). Such request must be submitted to the Plan Administrator.

(b) Any amounts paid with respect to a Participant’s financial hardship request shall not exceed the amount necessary to satisfy such financial hardship, and then only to the extent that such hardship may not be relieved through:

(i)	reimbursement or compensation by insurance or otherwise;

(ii)	by liquidation of the Participant’s assets to the extent that such liquidation would not itself result in a severe financial hardship; or

(iii)	by cessation of deferrals under the Plan.

(c) For purposes of this Section 12, severe unforeseen financial hardship shall include financial hardship resulting from sudden and unexpected illness of the Participant or his or her dependent, loss of Participant’s property due to casualty or other similar extraordinary and unforeseeable circumstances arising out of events over which the Participant had no control. In no event shall the purchase of a residence or the educational expenses of the Participant or a dependent of Participant be determined to be an unforeseeable financial hardship.

(d) The Plan Administrator shall have the sole, absolute and final discretion to determine the existence of a qualifying financial hardship, and the availability to a qualifying Participant of an in-service withdrawal of Plan interests with respect to such financial hardship.

Section 13: Miscellaneous

(a) Neither the Plan nor any action taken by Parent or Employer or the Plan Administrator hereunder shall be construed as giving any Participant a right to employment by Parent or Employer, or as in any way diminishing Parent’s or Employer’s right to discharge such Participant from its employ.

(b) Nothing contained herein shall constitute a guaranty by Parent or Employer or any other entity or person that the assets of Parent or Employer will be sufficient to pay any benefit hereunder.

(c) If any Participant or Beneficiary entitled to payment under the Plan is deemed by Employer to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, Employer may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of Employer and the Plan therefor.

(d) Each Participant shall keep Employer informed of his current address and the current address of his or her spouse. Employer shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to Employer within three years after the date on which payment of the Participant’s Plan benefit may first be made, payment may be made as though the Participant had died at the end of such three-year period. If, within one additional year after such three-year period has elapsed, or within three years after the actual death of a Participant, Employer is unable to locate any Beneficiary of the Participant, Employer shall have no further obligation to pay any benefit hereunder to such Participant or Beneficiary or any other person and such benefit shall be irrevocably forfeited.

(e) Notwithstanding any other provision of the Plan, neither Parent nor Employer nor any individual acting as an employee or agent of Parent or Employer shall be liable to any Participant, former Participant or Beneficiary or any other person for any claim, loss liability or expense incurred in connection with the Plan and Parent and Employer shall indemnify any individual acting as such against any such claim, loss or expense including reasonable attorney fees.

(f) In circumstances in which the Board of Directors of Employer must make a determination with respect to the disposition of a Plan benefit on behalf of a Participant who is a member of the Board of Directors of Parent or Employer, such Participant shall not participate in that determination.

(g) Parent or Employer may withhold from any benefit payable hereunder all applicable federal, state and local taxes associated with such payment.

(h) Notwithstanding the provisions of Section 8 hereof, it is the intent of Employer that the Plan be unfunded for purposes of ERISA and the Code, and the Plan shall be interpreted in a manner consistent with such intent.

Section 14: Construction

The Plan shall be construed and enforced in accordance with laws of the State of Connecticut to the extent not preempted by federal law.

IN WITNESS WHEREOF, Parent and Employer have caused this Plan to be adopted this 27 day of June, 1995.

WITNESSES	NORWICH FINANCIAL CORP.

By:
	Title:	Vice President & Corporate Secretary

WITNESSES	THE NORWICH SAVINGS SOCIETY

By:
	Title:	Senior Vice President & Corporate Secretary

THE NORWICH SAVINGS SOCIETY

NON-QUALIFIED

DEFERRED COMPENSATION PLAN

APPENDIX A

as of July 1, 1995

Pursuant to Section 1 of the The Norwich Savings Society Executive Non-Qualified Deferred Compensation Plan, the following select group of officers and highly compensated employees of Employer are eligible to participate in the Plan effective individually as of the date herein specified:

	Employee	Participation Date

1.	Daniel R. Dennis. Jr.	July 1, 1995

2.	Michael J. Hartl	July 1, 1995

3.

4.

5.

6.

7.

8.